EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Duos Technologies Group, Inc. on Form S-8 (333-211677) filed on May 27, 2016 of our report dated April 2, 2018 on the consolidated financial statements of Duos Technologies Group, Inc. and Subsidiaries, as of December 31, 2017 and 2016 and for the each of the two years in the period ended December 31, 2017.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 2, 2018